UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 7, 2025

WNS (HOLDINGS) LIMITED

(Exact name of registrant as specified in its charter)

Jersey, Channel Islands	001-32945	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Gate 4, Godrej & Boyce Complex Pirojshanagar, Vikhroli (W) Mumbai, India	400 079
HYLO, 23rd Floor, 103-105 Bunhill Row, Old street London	ECY1Y 8LZ
515 Madison Avenue, 8th Floor, New York, NY	10022
(Addresses of principal executive offices)	(Zip codes)

+91-22-6826-2100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary share, par value 10 pence per share	WNS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 6, 2025, WNS (Holdings) Limited, a public limited company incorporated under the laws of the Bailiwick of Jersey (the “Company” or “WNS”), entered into a Transaction Agreement (the “Agreement”) with Capgemini S.E., a société européenne organized under the laws of France (the “Buyer”).

The Agreement provides that pursuant to a scheme of arrangement (the “Scheme”) under the Companies (Jersey) Law 1991, all of the ordinary shares, par value 10 pence per share, of the Company (the “Company Shares”) issued and outstanding (but not including any Company Shares held in treasury by the Company) shall be transferred from the shareholders of the Company to Buyer (or an affiliate of Buyer designated by Buyer in accordance with the terms of the Scheme) in exchange for the right to receive an amount in cash, without interest and subject to any withholding of taxes pursuant to the Agreement, equal to $76.50 per Company Share (the “Transaction” and such amount, the “Per Share Consideration”).

Upon the closing of the Transaction (the “Closing”), (i) all outstanding and vested restricted stock units covering Company Shares (each, a “Company RSU”), including any Company RSUs that become vested by virtue of the Transaction, and (ii) subject to execution of a written acknowledgement by the holder of Company RSUs, 20% of each tranche of each award of Company RSUs that is outstanding and unvested (determined based on maximum attainment in the case of performance-vesting Company RSUs), in each case, shall be automatically cancelled and converted into the right of the holder thereof to receive an amount in cash equal to the product of (x) the Per Share Consideration, multiplied by (y) the number of Company Shares subject to such Company RSU, in each case, less any applicable tax withholding and other applicable deductions. All remaining outstanding and unvested Company RSUs shall be automatically amended under the Agreement (the “Modified Unvested Awards”) to provide for a contractual right to receive a cash payment (in lieu of shares) in an amount equal to the product of (A) the Per Share Consideration, multiplied by (B) the number of Company Shares subject to such Company RSU (determined based on maximum attainment in the case of performance-vesting RSUs). Each Modified Unvested Award shall remain subject to the same vesting terms and conditions that applied to the corresponding Company RSU immediately prior to the Closing other than performance-vesting conditions and shall become payable to the holder in accordance with the original vesting schedule applicable to the corresponding Company RSU, including, any applicable accelerated vesting provisions, without interest and less any applicable tax withholding and other applicable deductions.

The Closing is subject to customary closing conditions under the Agreement, including, among others: (i) expiration or earlier termination of any applicable waiting period and receipt of regulatory consents, approvals and clearances, in each case, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, under the U.K. Financial Services and Markets Act 2000, as amended, and under relevant antitrust, and competition legislation required in certain other relevant jurisdictions, (ii) sanctioning of the Scheme by the Royal Court of Jersey (the “Royal Court”), (iii) absence of any law or order restraining, enjoining or otherwise prohibiting the consummation of the Transaction, (iv) the accuracy of the other party’s representations and warranties, subject to certain materiality standards set forth in the Agreement, (v) performance or compliance in all material respects with the other party’s obligations under the Agreement, and (vi) no Company Material Adverse Effect (as defined in the Agreement) having occurred since the date of the Agreement. The Transaction is also subject to the approval of the Scheme by a resolution of a majority in number of the Company shareholders, together representing at least 75% of the votes cast by those Company shareholders present, in person or by proxy, at such meeting or meetings of the Company shareholders as the Royal Court may direct in relation to the Scheme (or at any adjournment or postponement of such meeting or meetings), and the approval by the requisite majority of the Company shareholders of the resolution to alter the Company Articles of Association and such other matters as may be necessary to facilitate the implementation of the Transaction and/or the Scheme (collectively, the “Company Shareholder Approval”). The completion of the Transaction is not subject to any financing condition. The Transaction is currently anticipated to close by the end of 2025, subject to satisfaction of the closing conditions. If the Transaction is consummated, the Company Shares will be delisted from the New York Stock Exchange (the “NYSE”) and deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Agreement contains representations and warranties of the parties that are customary for transactions of this nature, in each case generally subject to customary qualifiers. Additionally, the Agreement provides for customary pre-closing covenants of the parties, including, among others, covenants by the Company relating to the conduct of its businesses during the interim period between the date of the Agreement and the Closing and the parties have also agreed to use reasonable best efforts to consummate the Transaction as promptly as reasonably practicable, including making all necessary notice, reports and other filings to obtain the governmental and regulatory approvals necessary to complete the Transaction. The Buyer has agreed to use its reasonable best efforts to take further actions as may be necessary to resolve objections as any governmental entity or other persons may assert under applicable laws including litigating, defending or otherwise contesting any legal proceedings to prevent the entry of a governmental order enjoining the consummation or post-Closing integration of the Transaction and taking or agreeing to take any action or offer, negotiate, or accept arrangements that would reasonably be expected to require the sale, license or divestiture of any business or assets of the Company or its affiliates and limit, impair or change the Company’s or its affiliates’ freedom of action or commercial practices with respect to their respective businesses or any portion thereof, subject to certain limitations. In addition, the Agreement also prohibits the Company’s solicitation of proposals relating to alternative transactions and restricts the Company’s ability to furnish information to, or participate in any discussions or negotiations with, any third party with respect to any such transaction, subject to certain customary exceptions to permit the Company’s board of directors (the “Company Board”) to comply with its statutory or fiduciary duties under the law of Jersey. Prior to receipt of the Company Shareholder Approval, the Company Board may, in response to an unsolicited superior proposal for an alternative transaction, effect a change to the Company Board’s recommendation if it determines that the failure to do so would be a breach of its statutory or fiduciary duties under the law of Jersey, and subject to other specified conditions.

The Agreement may be terminated at any time prior to the Effective Time by the mutual written consent of the parties and in certain other circumstances, including, among others, (i) if the Transaction has not been consummated by April 7, 2026 (subject in certain circumstances to two automatic two-month extensions to August 7, 2026), and the delay in closing is not primarily due to the material breach of the Agreement by the party seeking termination, (ii) the Company Shareholder Approval has not been obtained, (iii) a governmental authority of competent jurisdiction has issued a final and non-appealable order that is in effect and permanently restrains, enjoins or otherwise prohibits the consummation of the Scheme, (iv) if the Royal Court definitively declines or refuses to sanction the Scheme and (v) the other party breaches its representations, warranties or covenants in the Agreement which would give rise to the failure of a closing condition to be satisfied, subject in certain cases to the right of the breaching party to cure the breach. The Agreement provides that, if the Agreement is terminated, the Company will pay a $118,000,000 termination fee (the “Company Termination Fee”) to the Buyer in the case of certain events described in the Agreement, including if the Company terminates the Agreement to accept a Company Superior Proposal (as defined in the Agreement) and if the Buyer terminates the Agreement due to the Company Board changing its recommendation. The Company Termination Fee may also become payable if the Agreement is terminated in certain circumstances and the Company enters into an agreement for an alternative transaction within twelve months of such termination and if the Agreement is terminated by the Buyer for any intentional and material breach of the Company’s obligations, as specified under the Agreement, to cooperate in making all requisite regulatory and antitrust filings pursuant to the Agreement. The Agreement also provides that, if the Agreement is terminated by the Company for any intentional and material breach of the Buyer’s obligations, as specified under the Agreement, to cooperate in making all requisite regulatory and antitrust filings pursuant to the Agreement, the Buyer will pay a $169,000,000 termination fee to the Company.

The foregoing description of the Agreement and the Transaction does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached as Exhibit 2.1 hereto and is incorporated herein by reference.

The Agreement has been included with this filing to provide investors and shareholders with information regarding the terms of the Transaction. It is not intended to provide any other factual information about the Company, the Buyer or their respective subsidiaries or affiliates. The representations, warranties, covenants and agreements contained in the Agreement, which were made only for purposes of the Agreement and as of specific dates, were solely for the benefit of the parties to the Agreement, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and shareholders. Investors and shareholders are not third-party beneficiaries under the Agreement and should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or the Buyer or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Company acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Current Report on Form 8-K not misleading. The Agreement should not be read alone but should instead be read in conjunction with the other information regarding the Agreement, the Transaction, the Company, Buyer, their respective affiliates and their respective businesses that will be contained in, or incorporated by reference into, the Scheme Circular that the Company will file, as well as in the Forms 10-K, Forms 10-Q, Forms 8-K and other filings that the Company will make with the SEC.

Item 7.01.	Regulation FD Disclosure.

On July 7, 2025, the Company and the Buyer issued a joint press release announcing the entry by the Company and the Buyer into the Agreement. A copy of the press release is attached as Exhibit 99.1 hereto.

On July 7, 2025, the Buyer made available an investor presentation (the “Buyer Presentation”) related to the Agreement and the Transaction. A copy of the Buyer Presentation is attached as Exhibit 99.2 hereto.

The information in this Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1 and Exhibit 99.2) shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

Voting and Support Agreements

On July 7, 2025, following the execution of the Agreement, the Buyer entered into a Voting and Transaction Support Agreement (each, a “Support Agreement”) with each of the directors of the Company Board (together, the “Supporting Directors”). The Supporting Directors beneficially own, in the aggregate, approximately 1.9% of the outstanding ordinary shares of the Company as at March 31, 2025. Pursuant to the Support Agreements, the Supporting Directors have agreed, among other things, (A) to vote each of their respective shares in favor of the adoption of the Scheme and against any alternative proposal or any action, proposal, transaction or contract that would reasonably be expected to impede, interfere with, delay or adversely affect the timely consummation of the Transaction or the fulfillment of any of the conditions to the Closing, and (B) if the Buyer elects to implement, with the prior approval of the Company, the Transaction by way of a contractual takeover offer or a merger pursuant to applicable laws, to accept such offer or vote each of their respective shares in favor of such merger.

The foregoing summary of the Support Agreement is subject to, and qualified in its entirety by, the full text of the form of Support Agreement, a copy of which is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit	Description

2.1*	Transaction Agreement, dated as of July 6, 2025, by and among the Company and Buyer

99.1	Press Release, dated July 7, 2025

99.2	Investor Presentation, dated July 7, 2025

99.3	Form of Voting and Support Agreement

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Certain schedules and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of such schedules and attachments to the Securities and Exchange Commission upon request.

Additional Information and Where to Find It

This communication does not constitute a solicitation of any vote or approval. In connection with the proposed Transaction, the Company plans to provide to its shareholders a circular containing information on the anticipated Scheme vote regarding the proposed Transaction (the “Scheme Circular”). The Company may also file other documents with the U.S. Securities and Exchange Commission (the “SEC”) regarding the proposed transaction. This document is not a substitute for the Scheme Circular or any other document that may be filed by the Company with the SEC.

BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S SHAREHOLDERS ARE URGED TO READ THE SCHEME CIRCULAR IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED BY THE COMPANY WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE THEREIN BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION.

Any vote in respect of resolutions to be proposed at Company shareholder meetings to approve the proposed transaction, the scheme of arrangement or related matters, or other responses in relation to the proposed transaction, should be made only on the basis of the information contained in the Company’s Scheme Circular. Shareholders may obtain a free copy of the Scheme Circular and other documents the Company files with the SEC (when available) through the website maintained by the SEC at www.sec.gov. The Company makes available free of charge on its investor relations website at https://ir.wns.com/ copies of materials it files with, or furnishes to, the SEC.

No Offer or Solicitation

This communication is for informational purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed Transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

The proposed Transaction will be implemented solely pursuant to the Scheme, subject to the terms and conditions of the Agreement, which contains the full terms and conditions of the proposed Transaction.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally include statements related to the proposed Transaction, including financial estimates and statements as to the expected timing, completion and effects of the Transaction, and the potential delisting of the Company’s shares from the NYSE and deregistration under the Exchange Act. These forward-looking statements are based on the Company’s current expectations, estimates and projections regarding, among other things, the expected date of Closing and the potential benefits of the Transaction, the Company’s business and industry, and management’s beliefs and certain assumptions made by the Company, all of which are subject to change. Forward-looking statements often contain words such as “expect,” “anticipate,” “intend,” “aims,” “plan,” “believe,” “could,” “seek,” “see,” “will,” “may,” “would,” “might,” “considered,” “potential,” “estimate,” “continue,” “likely,” “expect,” “target,” “project,” or similar expressions or the negatives of these words or other comparable terminology that convey uncertainty of future events or outcomes. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Such risks and uncertainties include but are not limited to: the Transaction will not be consummated on a timely basis or at all; the possibility that any or all of the various conditions to the consummation of the Transaction may not be satisfied or waived, including the failure to receive the required Scheme shareholder approval or any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); the occurrence of any event, change or other circumstance that could give rise to the termination of the Agreement; the effect of the announcement or pendency of the proposed Transaction on the Company’s business relationships, operating results, and business generally; risks that the proposed Transaction disrupts the Company’s current plans and operations; potential difficulties in the Company’s employee retention as a result of the proposed transaction; there may be liabilities that are not known, probable or estimable at this time or unexpected costs, charges or expenses; the Transaction may result in the diversion of management’s time and attention to issues relating to the Transaction; there may be significant transaction costs in connection with the Transaction; unfavorable outcome of legal proceedings that may be instituted against the Company following the announcement of the Transaction; and the risk that the Company’s stock price may decline significantly if the proposed Transaction is not consummated. These risks, as well as other risks associated with the Transaction, will be more fully discussed in the Scheme Circular. In addition, a number of important factors could cause the Company’s actual future results and other future circumstances to differ materially from those expressed in any forward-looking statements, including but not limited to those important factors discussed in Part I, Item 1A “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2025, as any such factors may be updated from time to time in its other filings with the SEC, accessible on the SEC’s website at www.sec.gov, and the Company’s investor relations site at ir.wns.com. These forward-looking statements speak only as of the date they are made, and, except as may be required under applicable law, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WNS (HOLDINGS) LIMITED (Registrant)

Date: July 7, 2025	By:	/s/ Gopi Krishnan
Gopi Krishnan
General Counsel